Exhibit 99.1

NorthStar Realty Finance Corp. Announces Expiration and Final Results of Exchange Offer for
NorthStar Realty Finance Limited Partnership’s 7.50% Exchangeable Senior Notes

NEW YORK, NY — March 28, 2014 — NorthStar Realty Finance Corp. (NYSE: NRF) (the “Company”) announced today the expiration and final results of the Company’s previously announced offer to exchange (the “Exchange Offer”) newly issued 3.00% Senior Notes due 2014 (the “New Notes”) of the Company for any and all outstanding 7.50% Exchangeable Senior Notes due 2031 (the “7.50% Exchangeable Notes”) of NorthStar Realty Finance Limited Partnership, the Company’s operating partnership.

The Exchange Offer expired on March 27, 2014 at 11:59 p.m., New York City time. As of the expiration of the Exchange Offer, $172.5 million in aggregate principal amount of 7.50% Exchangeable Notes, representing 100% of the aggregate outstanding principal amount of 7.50% Exchangeable Notes, were validly tendered and not properly withdrawn. The Company has accepted for exchange all the 7.50% Exchangeable Notes that were validly tendered and not properly withdrawn. Immediately following the settlement of the New Notes and the cancellation of the validly tendered and accepted 7.50% Exchangeable Notes, which is expected to occur on March 31, 2014, none of the 7.50% Exchangeable Notes will remain outstanding.

As previously announced by the Company, the final exchange consideration per $1,000 principal amount of 7.50% Exchangeable Notes is $2,789.21 of New Notes. The amount of New Notes issued will be subject to rounding as described in the Company’s prospectus, dated March 25, 2014, relating to the Exchange Offer (the “Prospectus”).  In addition, holders will receive, in respect of their 7.50% Exchangeable Notes that are accepted for exchange, accrued and unpaid interest to, but not including, the settlement date for the New Notes, which is expected to be March 31, 2014.

This press release shall not constitute an offer to sell or exchange or the solicitation of an offer to buy or exchange nor shall there be any sale or exchange of the New Notes in any state or other jurisdiction in which such an offer, solicitation, sale, exchange or purchase would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Deutsche Bank Securities is acting as dealer manager for the Exchange Offer.  Global Bondholder Services Corporation is acting as information and exchange agent for the Exchange Offer.  Information concerning the terms of the Exchange Offer may be obtained by contacting Deutsche Bank Securities at (844) 758-6740 (toll-free).  Copies of the Prospectus may be obtained at no charge from the information and exchange agent at (866) 924-2200 (toll-free) or from the Securities and Exchange Commission’s web site at www.sec.gov.

About NorthStar Realty Finance Corp.

NorthStar Realty Finance Corp. is a diversified commercial real estate investment and asset management company that is organized as a REIT. NorthStar Realty Finance Corp. has announced a plan to spin-off its asset management business into a separate public company.

Safe-Harbor Statement

Certain items in this press release may constitute forward-looking statements, which can be identified by words like “expect,” “will,” “intend” and similar expressions. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, changes in economic conditions generally and the real estate and bond markets specifically, and the completion of the Exchange Offer on the terms contemplated, if at all. Factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and its other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

For Further Information:

Investor Relations

Joe Calabrese

(212) 827-3772